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                                  EXHIBIT 99.1


(IMAX LOGO)



IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905)403-6500 Fax: (905)403-6450
www.imax.com


          IMAX CORPORATION ANNOUNCES RETIREMENT OF $22 MILLION OF DEBT

        COMPANY HAS REDUCED TOTAL DEBT BY OVER 40% IN LESS THAN TWO YEARS


Toronto, Canada - June 19, 2003 -- IMAX Corporation (Nasdaq:IMAX; TSX:IMX) today announced that it has retired approximately $22 million in face value of its $200 million of senior notes due December 2005 in exchange for newly-issued common shares of the Company. After giving effect to these transactions, approximately $178 million of the notes remain outstanding. When combined with the Company's prior debt retirements in 2001 and 2002, IMAX has reduced its total debt by more than 40% in less than two years.

"The retirement of approximately ten percent of outstanding debt is important for IMAX and we believe that this reduction facilitates our ability to refinance the remainder of the debt before December 2005 on favorable terms," said Richard
L. Gelfond and Bradley J. Wechsler, IMAX's Co-Chairmen and Co-Chief Executive Officers. "Although the senior note issue is not due for another two and a half years, we are committed to improving the Company's balance sheet and will continue to seek opportunities to do so."

"Over just the last six weeks, the Company has eliminated a significant share overhang resulting from the holdings of former shareholder Wasserstein Partners, LP, successfully released The Matrix Reloaded: The IMAX Experience and now eliminated a significant portion of our remaining debt," added Messrs. Gelfond and Wechsler.

The $22 million in face value of senior notes were exchanged for approximately
2.9 million shares of IMAX common stock.




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                                  EXHIBIT 99.1


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ABOUT IMAX CORPORATION:

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies. IMAX's businesses include the creation and delivery of the world's best cinematic presentations using proprietary IMAX(R) and IMAX(R) 3D technology, and the development of the highest quality digital production and presentation. IMAX has developed revolutionary technology called IMAX(R) DMR(TM) (Digital Re-mastering) that makes it possible for any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive family experiences. As of March 31 2003, there were more than 230 IMAX theatres operating in 34 countries.

IMAX(R), IMAX(R) 3D, IMAX(R)DMR(TM) and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.


This press release contains forward looking statements that are based on management assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

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For additional information please contact:


MEDIA:                                                ANALYSTS:
IMAX CORPORATION, New York                            IMAX CORPORATION, New York
Romi Schutzer                                         Stephen G. Abraham
212-821-0144                                          212-821-0140
rschutzer@imax.com                                    sabraham@imax.com

ENTERTAINMENT MEDIA:                                  BUSINESS MEDIA:
Newman & Company, Los Angeles                         Sloane & Company, New York
Al Newman                                             Whit Clay
818-784-2130                                          212-446-1864
asn@newman-co.com                                     wclay@sloanepr.com